Exhibit to Form 6-K dated September 9, 2010
Exhibit 1.3 to Registration Statement no. 333-156695

Exhibit 1.3
EXECUTION VERSION
UBS AG
6.75% Mandatorily Exchangeable Notes due September 15, 2013
(Subject to exchange into common stock of GT Solar International, Inc.)
September 9, 2010
UBS Securities LLC
299 Park Avenue
New York, NY 10171-0026
Ladies and Gentlemen:
UBS AG, a bank organized under the laws of Switzerland, confirms its agreement with UBS Securities LLC (the “Underwriter”) with respect to the issuance and sale of $112,697,500 aggregate principal amount of its Mandatorily Exchangeable Notes due September 15, 2013 (the “Firm Exchangeable Notes”), to be issued under an indenture (the “Indenture”) dated as of November 21, 2000, between UBS AG and U.S. Bank Trust National Association, as Trustee (the “Trustee”), as amended to the date hereof. UBS AG also proposes to grant to the Underwriter an option (the “Notes Overallotment Option”) to purchase up to an additional $16,627,500 aggregate principal amount of Exchangeable Notes to cover overallotments (the “Option Exchangeable Notes”). The Firm Exchangeable Notes and the Option Exchangeable Notes are herein collectively called the “Exchangeable Notes.” At maturity (including as a result of acceleration or otherwise), the Exchangeable Notes will be mandatorily exchanged by UBS AG into shares of common stock, par value $.01 per share (the “Shares”), of GT Solar International, Inc., a Delaware corporation (the “Company”), at the rate specified in the UBS AG Final Prospectus (as defined below), or the cash equivalent of those shares, or a combination of cash and Shares.
GT Solar Holdings, LLC, a Delaware limited liability company (the “Selling Stockholder”), proposes, subject to the terms and conditions stated herein, to sell to the Underwriter an aggregate of 14,000,000 Shares (the “Underlying Shares”).
Concurrently with this agreement (the “Agreement”), the Company and the Selling Stockholder have entered into an underwriting agreement (the “Equity Underwriting Agreement”) dated the date hereof with UBS Securities LLC, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively in such capacity, the “Equity Underwriter Representatives”), as representatives of the several underwriters named therein (the “Equity Underwriters”), pursuant to which the Selling Stockholder has agreed to sell, and the Equity Underwriters have agreed to purchase, the number of Shares specified therein (including any additional shares the Equity Underwriters may elect to purchase thereunder, on the dates specified therein in accordance with the terms thereof.

1. Representations and Warranties of UBS AG. UBS AG represents and warrants to, and agrees with the Underwriter that:
(a) An “automatic shelf registration statement” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Act”), on Form F-3 (File No. 333-156695), which includes a base prospectus (the “UBS AG Base Prospectus”), relating to debt securities of UBS AG, has been prepared by UBS AG in conformity in all material respects with the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with the Commission not earlier than three years prior to the date hereof. Such registration statement, and any post-effective amendment thereto, became effective on filing. No stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by UBS AG. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Act, is called the “UBS AG Registration Statement.” The term “UBS AG Final Prospectus” shall mean the final prospectus supplement relating to the Exchangeable Notes, together with the UBS AG Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”). The term “UBS Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Exchangeable Notes, together with the UBS AG Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the UBS AG Registration Statement, the UBS AG Preliminary Prospectus or the UBS Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act prior to 10:30 p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”).
(b) The UBS AG Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, the UBS AG Registration Statement and the UBS AG Final Prospectus, and any amendment or supplement thereto, as of the date hereof and at each Closing Date (as defined in Section 3), conformed or will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder; and no such document included or will include an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to (i) statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to UBS AG by the Underwriter, the Company or the Selling Stockholder specifically for use in the preparation thereof (it being understood and agreed that the only such information consists of the information set forth in Section 10(h) hereof) or (ii) that part of the UBS AG Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the

Trustee. Each UBS AG Preliminary Prospectus and the UBS AG Final Prospectus, at the time each was filed with the Commission, complied in all material respects with the Act.
(c) The documents incorporated by reference in the UBS AG Registration Statement, the UBS AG Preliminary Prospectus and the UBS AG Final Prospectus, when they became effective or were filed with the Commission, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), conformed, and any documents so filed and incorporated by reference after the date hereof will, when they are filed with the Commission, conform, in all material respects to the requirements of the Act and the Exchange Act, as applicable, and the rules and regulations of the Commission (the “Rules and Regulations”) thereunder.
(d) The term “UBS AG Disclosure Package” shall mean (i) the UBS AG Preliminary Prospectus dated September 7, 2010 and (ii) the UBS AG issuer free writing prospectuses as defined in Rule 433 of the Act (each, an “UBS AG Issuer Free Writing Prospectus”) identified in Schedule A hereto. As of the Applicable Time, the UBS AG Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the UBS AG Disclosure Package based upon and in conformity with written information furnished to UBS AG by the Underwriter, the Company or the Selling Stockholder specifically for use therein (it being understood and agreed that the only such information consists of the information set forth in Section 10 hereof).
(e) (i) At the time of filing the UBS AG Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), UBS AG was not and is not an “ineligible issuer” (as defined in Rule 405 of the Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Act that it is not necessary that the UBS AG be considered an Ineligible Issuer.
(f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by UBS AG and constitutes a valid and binding agreement of UBS AG, enforceable against UBS AG in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
(g) The Exchangeable Notes are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date (as defined in Section 3), will have been duly executed by UBS AG and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of UBS AG, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.
(h) The Exchangeable Notes and the Indenture conform in all material respects to the descriptions thereof contained in the UBS AG Disclosure Package and the UBS AG Final Prospectus.
(i) The statements in each of the UBS AG Preliminary Prospectus and the UBS AG Final Prospectus under the captions “Description of Exchangeable Notes,” “Description of Debt Securities” and “Certain United States Federal Income Tax Consideration”, in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.
(j) Ernst & Young Ltd., who have expressed their opinion with respect to UBS AG’s audited financial statements for the fiscal years ended December 31, 2007, December 31, 2008 and December 31, 2009 incorporated by reference in the UBS AG’s Registration Statement, the UBS AG Preliminary Prospectus and the UBS AG Final Prospectus, are independent public accountants with respect to UBS AG as required by the Act and the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.
(k) The financial statements of UBS AG and its consolidated subsidiaries incorporated by reference in the UBS AG Registration Statement, the UBS AG Preliminary Prospectus and the UBS AG Final Prospectus present fairly the financial position of UBS AG and its consolidated subsidiaries on a consolidated basis, as of the dates indicated, and the results of their operations for the periods specified in accordance with International Financial Reporting Standards.
(l) UBS AG is not, and after receipt of payment for the Exchangeable Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Base Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
2. Representations and Warranties of the Company and the Selling Stockholder.
(a) The Company represents and warrants to, and agrees with, the Underwriter and UBS AG that:
(i) Filing and Effectiveness of Company Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-161300) covering the registration of the Underlying Shares under the Act, including a related preliminary prospectus or prospectuses, which has become effective, pursuant to which the Selling Stockholder and its transferees may offer and sell the Underlying Shares.
For purposes of this Agreement:

“Company Registration Statement” at any particular time means such registration statement in the form then filed by the Company with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Company Registration Statement” without reference to a time means the Company Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Company Registration Statement as of the time specified in Rule 430B.
“430B Information” means information included in a prospectus then deemed to be a part of the Company Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Company Registration Statement pursuant to Rule 430B(f).
“430C Information” means information included in a prospectus then deemed to be a part of the Company Registration Statement pursuant to Rule 430C.
“Company Final Prospectus” means the Company Statutory Prospectus relating to the Underlying Shares that discloses the public offering price, other 430B Information and other final terms of the offering of the Underlying Shares and otherwise satisfies Section 10(a) of the Act.
“Company Preliminary Prospectus” means the Company’s preliminary prospectus relating to the Underlying Shares dated September 7, 2009.
“Company Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Underlying Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Company Statutory Prospectus” with reference to a particular time means the prospectus related to the Underlying Shares that is included in the Company Registration Statement immediately prior to that time, including any document incorporated by reference therein, all 430B Information and all 430C Information with respect to the Company Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Company Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) and not retroactively.
“Effective Time” of the Company Registration Statement relating to the Underlying Shares means the time of the first contract of sale for the Underlying Shares.
“General Use Company Free Writing Prospectus” means any Company Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B hereto.

“Limited Use Company Free Writing Prospectus” means any Company Free Writing Prospectus that is not a General Use Company Free Writing Prospectus.
“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ Market (“Exchange Rules”).
Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
(ii) Compliance with Act Requirements. (i) (A) At the time the Company Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Underlying Shares, and (D) on the Closing Date, the Company Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing pursuant to Rule 424(b) and (C) on the Closing Date, the Company Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 10(h) hereof.
(iii) Shelf Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective time of the Company Registration Statement. If, immediately prior to the third anniversary of the initial effective time of the Company Registration Statement, any of the Underlying Shares or Exchangeable Notes remain unsold by the Underwriter, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Underlying Shares, in a form satisfactory to the Underwriter, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Underlying Shares to continue as contemplated in the expired registration statement relating to the Underlying Shares. References herein to the Company Registration Statement shall include such new shelf registration statement.
(iv) Ineligible Issuer Status. (i) At the earliest time after the filing of the Company Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Underlying Shares, and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Underlying Shares, all as described in Rule 405.
(v) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Company Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Company Preliminary Prospectus (which is the most recent Company Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “Company General Disclosure Package”), nor (ii) any individual Limited Use Company Free Writing Prospectus, when considered together with the Company General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Company Statutory Prospectus or any Company Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter or UBS AG specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 10(h) hereof.
(vi) Company Free Writing Prospectuses. Each Company Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Underlying Shares or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Company Registration Statement. If at any time following issuance of a Company Free Writing Prospectus there occurred or occurs an event or development as a result of which such Company Free Writing Prospectus conflicted or would conflict with the information then contained in the Company Registration Statement or as a result of which such Company Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Company Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(vii) Incorporated Documents. The documents incorporated by reference in the Company Registration Statement or the Company General Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Company Registration Statement or the Company General Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(viii) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Company General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the absence of such qualification would not result in a current or future material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).
(ix) Subsidiaries. Each subsidiary of the Company has been duly incorporated or formed and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Company General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the absence of such qualification would not result in a Material Adverse Effect; all of the issued and outstanding capital stock and membership interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock and membership interests of each subsidiary of the Company are owned by the Company, directly or through subsidiaries, and are owned free from liens, encumbrances and defects (other than as disclosed in the Company General Disclosure Package).
(x) Underlying Shares. The Underlying Shares and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized and outstanding equity capitalization of the Company is as set forth in the Company General Disclosure Package; all outstanding shares of capital stock of the Company (including the Underlying Shares) are validly issued, fully paid and nonassessable and will conform to the information in the Company General Disclosure Package and to the description of such Underlying Shares contained in the Company Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Underlying Shares; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.
(xi) No Finder’s Fee. Except as disclosed in the Company General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
(xii) Registration Rights. Except as disclosed in the Company General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Company Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 6(j) hereof except for the Selling Stockholder with respect to the exercise of its registration rights in connection with the sale of its shares pursuant to the Equity Underwriting Agreement.
(xiii) Listing. The Company’s common stock is listed on The NASDAQ Global Select Market.
(xiv) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Underlying Shares, except such as have been obtained, or made and such as may be required under state securities laws.

(xv) Title to Property. Except as disclosed in the Company General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and good title to all other properties and assets owned by them, in each case free from liens, charge, defects, and encumbrances, except where the failure to have such title or the existence of any lien, charge, defect or encumbrance would not, individually or in the aggregate, result in a Material Adverse Effect, and except as disclosed in the Company General Disclosure Package, the Company and its subsidiaries hold all necessary and material leased real or personal property under valid and enforceable (subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally or by general equitable principles) leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.
(xvi) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or asset of the Company or any of its subsidiaries pursuant to (A) the charter or by-laws of the Company or any of its subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (C) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries, except in the case of clause (C) for breaches, violations or defaults or impositions of liens, charges or encumbrances that, individually or in the aggregate, would not result in a Material Adverse Effect.
(xvii) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.
(xviii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xix) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary and material to the conduct of the business now conducted or proposed in the Company General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
(xx) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, has been threatened, except any such dispute which would not have a Material Adverse Effect.
(xxi) Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Company General Disclosure Package to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Company General Disclosure Package (i) there are no third party rights to any of the Intellectual Property Rights owned by the Company or its subsidiaries, other than licenses granted to customers, suppliers and contractors of the Company in the ordinary course of business; (ii) there is no infringement, misappropriation, breach, default or other violation, or, to the knowledge of the Company, the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its subsidiaries of any Intellectual Property Rights; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by a third party challenging the Company’s or any subsidiary’s rights in or to, or the violation of any of the terms of, any of such third party’s Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by a third party challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by a third party that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of such third party and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company, any of its subsidiaries in violation of any third party rights, except in each case covered by clauses (i) — (vi) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.
(xxii) Environmental Laws. Except as disclosed in the Company General Disclosure Package, (a) (i) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns or operates any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of its subsidiaries is liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company and its subsidiaries have received and are in compliance with all permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) — (vi) such as would not, individually or in the aggregate have a Material Adverse Effect; (b) to the knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect; (c) to the knowledge of the Company there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and (d) the Company has reasonably concluded that such Environmental Laws will not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.
(xxiii) Accurate Disclosure. The statements in the Company General Disclosure Package and the Company Final Prospectus under the headings

“Description of Capital Stock”, and “Material U.S. Federal Income and Estate Tax Considerations”, in the Company’s Annual Report on Form 10-K for the year ended April 3, 2010 under the heading “Business — Intellectual Property” and in the Company’s Quarterly Report on Form 10-Q for the period ended July 3, 2010 under the heading “Legal Proceedings” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
(xxiv) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Underlying Shares.
(xxv) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Company Registration Statement, a Company Statutory Prospectus or the Company General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.
(xxvi) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the Company General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with all applicable provisions of Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded assets are reviewed for recoverability at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed in the Company General Disclosure Package, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not expect to, and is not aware of any event which could reasonably be expected to lead the Company to, publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter related to Internal Controls which, if determined adversely, would have a Material

Adverse Effect. The Company’s assessment of its Internal Controls does not include the internal controls of Crystal Systems, Inc., which was acquired on July 29, 2010.
(xxvii) Litigation. Except as disclosed in the Company Registration Statement or Company General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.
(xxviii) Financial Statements. The financial statements included in the Company Registration Statement and the General Disclosure Package, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in the Company Registration Statement present fairly in all material respects the information required to be stated therein.
(xxix) No Material Adverse Change in Business. Except as disclosed in the Company General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.
(xxx) Investment Company Act. The Company is not an “investment company” as defined in the Investment Company Act.
(xxxi) Foreign Corrupt Practices Act. Each of the Company, its subsidiaries and its affiliates under its control and, to the knowledge of the Company, their respective officers, directors, agents, or employees and its affiliates not under its control, has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued material compliance with anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope.
(xxxii) Money Laundering Laws. The operations of the Company, its subsidiaries and its affiliates under its control are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company, its subsidiaries or its affiliates under its control with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
(xxxiii) Sanctions. None of the Company, its subsidiaries or its affiliates under its control and, to the knowledge of the Company, their respective officers, directors, agents, or employees and its affiliates not under its control is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.
(xxxiv) Taxes. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the Company General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.
(xxxv) Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are, to the Company’s knowledge, in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Company General Disclosure Package.
(b) The Selling Stockholder represents and warrants to, and agrees with, the Underwriter and UBS AG, as follows:
(i) Title to Securities. The Selling Stockholder has and on the First Closing Date hereinafter mentioned will have valid and unencumbered title to the Underlying Shares to be delivered by the Selling Stockholder on the First Closing Date and the legal right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Underlying Shares to be delivered by the Selling Stockholder on the First Closing Date hereunder; and upon the delivery of and payment for the Underlying Shares on the First Closing Date hereunder the Underwriter will acquire valid and unencumbered title to the Underlying Shares to be delivered by the Selling Stockholder on the First Closing Date.
(ii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Underlying Shares sold by the Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws.
(iii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, (A) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Stockholder or any of their properties, (B) any agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the properties of the Selling Stockholder is subject or (C) the charter or by-laws of the Selling Stockholder that is a corporation or the constituent documents of the Selling Stockholder that is not a natural person or a corporation; except in the case of (B) as would not, individually or in the aggregate, result in an adverse effect on the performance of the Selling Stockholder of this Agreement adversely affect the Selling

Stockholder’s ability to perform its obligations hereunder or impair the validity or enforceability hereof.
(iv) Compliance with Act Requirements. (i) (A) At the time the Company Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Underlying Shares, and (D) on each Closing Date, the Company Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Company Final Prospectus pursuant to Rule 424(b) and (C) on each Closing Date, the Company Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence applies only to the extent that any statements in or omissions from the Company Registration Statement, the Company Final Prospectus, any Company Statutory Prospectus or any amendments or supplements thereto are based on written information relating to a Selling Stockholder furnished to the Company by the Selling Stockholder expressly for use therein.
(v) No Undisclosed Material Information. The sale of the Underlying Shares by the Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the Company General Disclosure Package.
(vi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.
(vii) No Finder’s Fee. Except as disclosed in the Company General Disclosure Package, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Selling Stockholder or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
(viii) Absence of Manipulation. The Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Underlying Shares or the Exchangeable Notes.

3. Purchase, Sale and Delivery.
(a) Purchase and Sale of the Exchangeable Notes. On the basis of the representations, warranties and agreement and subject to the terms and conditions set forth herein, UBS AG agrees to sell to the Underwriter, and the Underwriter agrees to purchase from UBS AG, at a purchase price of 100% per Exchangeable Note, the $112,697,500 aggregate principal amount of Firm Exchangeable Notes. In addition, the basis of the representations, warranties and agreement and subject to the terms and conditions set forth herein, UBS AG grants an option to the Underwriter to purchase from UBS AG, at the same purchase price per Exchangeable Note as the Underwriter shall pay for the Firm Exchangeable Notes, the $16,627,500 aggregate principal amount of Option Exchangeable Notes. Said option may be exercised only to cover overallotments in the sale of the Firm Exchangeable Notes by the Underwriter. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of UBS AG Final Prospectus upon written notice by the Underwriter to UBS AG setting forth the aggregate principal amount of Option Exchangeable Notes as to which the Underwriter is exercising the option and the settlement date.
(b) Purchase and Sale of Underlying Shares. On the basis of the representations, warranties and agreement and subject to the terms and conditions set forth herein, the Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder, at a purchase price of $6.90841 per share, the 14,000,000 Underlying Shares.
(c) Delivery of the Exchangeable Notes. UBS AG will deliver the Firm Exchangeable Notes to or as instructed by the Underwriter for its account in a form reasonably acceptable to the Underwriter against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Underwriter, at the office of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006 at 9:00 a.m. New York City time, on September 15, 2010, or at such other time not later than seven full business days thereafter as the parties hereto determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the securities sold pursuant to this offering. Delivery of all Exchangeable Notes sold under this Agreement shall be made through the facilities of the Depository Trust Company unless the Underwriter shall otherwise instruct.
In addition, upon written notice from the Underwriter given to UBS AG from time to time not more than 30 days subsequent to the date of the UBS AG Final Prospectus that the Underwriter is exercising the Notes Overallotment Option and stating the number of Option Exchangeable Notes to be purchased and the date on which Underwriter shall deliver the purchase price for such Option Exchangeable Notes, UBS AG agrees to deliver such Exchangeable Notes.

Each time for the delivery of and payment for the Option Exchangeable Notes, being herein referred to as an “Option Closing Date”, which may be the First Closing Date (the First Closing Date and each Option Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Underwriter, but shall be not later than five full business days after written notice of election to purchase Option Exchangeable Notes is given. UBS AG will deliver the Option Exchangeable Notes being purchased on each Option Closing Date to or as instructed by the Underwriter for its account in a form reasonably acceptable to the Underwriter, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Underwriter, at the above office of Cleary Gottlieb Steen & Hamilton LLP. The Option Exchangeable Notes being purchased on each Option Closing Date or evidence of their issuance will be made available for checking at the above office of Cleary Gottlieb Steen & Hamilton LLP at a reasonable time in advance of such Option Closing Date. On any Option Closing date that is not the First Closing Date, UBS AG will deliver to the Underwriter on such Option Closing Date, and the obligation of the Underwriter to purchase Option Exchangeable Notes shall be conditioned upon receipt of, supplemental opinions, certificates and letter confirming as of such date the options, certificates and letters delivered on the First Closing Date pursuant to Section 9.
(d) Delivery of Underlying Shares. The Selling Stockholder will deliver the Underlying Shares to or as instructed by the Underwriter for its account in a form reasonably acceptable to the Underwriter against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Selling Stockholder, at the office of Cleary Gottlieb Steen & Hamilton LLP at 9:00 A.M., New York City time, on the First Closing Date. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Underlying Shares sold pursuant to this Agreement. The Underlying Shares so to be delivered or evidence of their issuance will be made available for checking at the above office of Cleary Gottlieb Steen & Hamilton LLP at least 24 hours prior to the First Closing Date. Delivery of all Underlying Shares sold under this Agreement shall be made through the facilities of the Depository Trust Company unless the Underwriter shall otherwise instruct.
4. Offering by Underwriter. UBS AG and the Underwriter acknowledge and agree that Underwriter proposes to offer the Exchangeable Notes (exchangeable into the Underlying Shares) for sale to the public as set forth in the UBS AG Final Prospectus and the Company Final Prospectus. The Company and the Selling Stockholder acknowledge and agree that Underwriter proposes to offer the Exchangeable Notes (exchangeable into the Underlying Shares) for sale to the public as set forth in the Company Final Prospectus Supplement.

5. Certain Agreements of UBS AG. UBS AG Agrees with the Underwriter that:
(a) Filing of Prospectuses. UBS AG has filed or will file the UBS AG Preliminary Prospectus, each UBS AG Issuer Free Writing Prospectus and the UBS AG Final Prospectus Supplement pursuant to and in accordance with Rule 424(b) not later than the second business day following the earlier of the date it is first used or the date hereof. UBS AG has complied and will comply with Rule 433.
(b) Filing of Amendments: Response to Commission Requests. UBS AG will promptly advise Underwriter of any proposal to amend or supplement at any time the UBS AG Registration Statement (other than by any prospectus supplement relating to the offering of securities other than the Exchangeable Notes registered under the UBS AG Registration statement or any document required to be filed under the Exchange Act which upon filing is deemed to be incorporated by reference therein) or the UBS AG Preliminary Prospectus, UBS AG Issuer Free Writing Prospectus or UBS AG Final Prospectus and will not effect such amendment or supplementation without Underwriter’s consent; and UBS AG will also advise the Underwriter promptly of (i) the filing of any amendment or supplementation of the UBS AG Registration Statement (other than by any prospectus supplement relating to the offering of securities other than the Exchangeable Notes registered under the UBS AG Registration statement or any document required to b filed under the Exchange Act which upon filing is deemed to be incorporated by reference therein) or the UBS AG Preliminary Prospectus, UBS AG Issuer Free Writing Prospectus or UBS AG Final Prospectus, (ii) any request by the Commission or its staff for any amendment to the UBS AG Registration Statement, for any supplement to the UBS AG Preliminary Prospectus, UBS AG Issuer Free Writing Prospectus or UBS Final Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the UBS AG Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by UBS AG of any notification with respect to the suspension of the qualification of the Exchangeable Notes in any jurisdiction or the institution or threatening of any proceedings for such purpose. UBS AG will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
(c) Continued Compliance with Securities Laws. UBS AG will comply with the Act, the Exchange Act and the Trust Indenture Act with respect to the offer of the Exchangeable Notes so as to permit the completion of the distribution of the Exchangeable Notes as contemplated in this Agreement and in the UBS AG Final Prospectus. If, at any time when a prospectus relating to the Exchangeable Notes is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or any dealer, any event occurs as a result of which the UBS AG Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the UBS AG Registration Statement or supplement the UBS Final Prospectus to comply with the Act, UBS AG will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter, to any other dealers to which Exchangeable Notes may have been sold by the Underwriter, and to any other dealers upon request of Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’s consent to, nor its delivery of any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 9 hereof.
(d) Furnishing of Prospectuses. UBS AG will furnish to the Underwriter a copy of the UBS AG Registration Statement and copies of the UBS Preliminary Prospectus, and, so long as a prospectus relating to the Exchangeable Notes is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the UBS AG Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as Underwriter reasonably requests. The UBS AG Final Prospectus shall be so furnished on or prior to 10:00 P.M., New York time, on the business day following the date hereof. All other such documents shall be so furnished as soon as available. UBS AG will pay the expenses of printing and distributing to the Underwriter all such documents.
(e) Blue Sky Qualifications. UBS AG will arrange for the qualification of the Exchangeable Notes, and will cooperate with Underwriter and UBS AG for purposes of the qualification of the Exchangeable Notes, for sale under the laws of such jurisdictions as Underwriter reasonably request and will continue such qualifications in effect so long as required for the distribution of the Underlying Shares and the Exchangeable Notes; provided, however, that UBS AG shall not be required to qualify to do business, consent to service of process or become subject to taxation in any jurisdiction in which it has not already done so.
(f) Final Term Sheet; Rule 433. UBS AG will prepare a final term sheet, containing solely a description of the Exchangeable Notes, and will file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule. UBS AG will comply with Rule 433(g) under the Act.
(g) Use of Proceeds. UBS AG will use or cause to be used the net proceeds received from the sale of the Exchangeable Notes in the manner specified in the UBS AG Final Prospectus under “Use of Proceeds” and such proceeds will be used outside of Switzerland.
(h) Restriction on Sale of Securities. Except as contemplated by this Agreement, UBS AG will not, without the prior written consent of the Underwriter, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, Exchangeable Notes or any securities of UBS AG, that are substantially similar to the Exchangeable Notes or any security convertible into or exchangeable into or exercisable for Exchangeable Notes or such substantially similar securities during the period beginning the date hereof and ending on the Closing Date, provided, however that UBS AG and its affiliates may enter into hedging transactions relating to the Exchangeable Notes.

(i) Payment of Filing Fees. UBS AG will pay the fees applicable to the UBS AG Registration Statement in connection with the offering of the Exchangeable Notes within the time required by Rule 456 under the Act (without reliance on the proviso contained in subsection (b)(1)(i) thereof) and in compliance with Rule 456(r) under the Act.
6. Certain Agreements of the Company and the Selling Stockholder. Each of the Company and the Selling Stockholder, as applicable, agrees with the Underwriter that:
(a) Filing of Prospectuses. The Company has filed or will file each Company Statutory Prospectus (including the Company Final Prospectus) pursuant to and in accordance with Rule 424(b) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.
(b) Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Underwriter of any proposal to amend or supplement at any time the Company Registration Statement or any Company Statutory Prospectus and will not effect such amendment or supplementation without the Underwriter’s consent; and the Company will also advise the Underwriter promptly of (i) the filing of any amendment or supplementation of the Company Registration Statement or any Company Statutory Prospectus, (ii) any request by the Commission or its staff for any amendment to the Company Registration Statement, for any supplement to any Company Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of a Company Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Underlying Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Underlying Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or any dealer, any event occurs as a result of which the Company Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Company Registration Statement or supplement the Company Final Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter, to any other dealers upon request of Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’s consent to, nor its delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 9 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.
(e) Furnishing of Prospectuses. The Company will furnish to the Underwriter four copies of the Company Registration Statement (two of which will be photocopies of the signed Company Registration Statement and will include all exhibits), each related Company Statutory Prospectus, and, so long as a prospectus relating to the Underlying Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Company Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter reasonably requests. The Company Final Prospectus shall be so furnished on or prior to 10:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.
(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Underlying Shares, and will cooperate with Underwriter and UBS AG for purposes of the qualification of the Exchangeable Notes, for sale under the laws of such jurisdictions as the Underwriter reasonably request and will continue such qualifications in effect so long as required for the distribution of the Underlying Shares and the Exchangeable Notes; provided, however, that the Company shall not be required to qualify to do business, consent to service of process or become subject to taxation in any jurisdiction in which it has not already done so.
(g) Reporting Requirements. During the period of three years hereafter, the Company will furnish, upon request, to the Underwriter, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year to the extent such a report is prepared and mailed to Stockholders for such year; and the Company will furnish to the Underwriter upon request (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Underwriter may reasonably request subject to the execution of a customary confidentiality agreement (with respect to non-public information). However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it will not be required to furnish such reports or statements to the Underwriter.

(h) Payment of Expenses. The Company agrees with the Underwriter that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement, including but not limited to any filing fees and other expenses (including the fees and disbursements of counsel to the Underwriter) incurred in connection with qualification of the Underlying Shares for sale under the laws of such jurisdictions as the Underwriter designates and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the Financial Industry Regulatory Authority of the Underlying Shares (including filing fees and the fees and expenses of counsel for the Underwriter relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Exchangeable Notes or the Underlying Shares including, without limitation, any travel expenses of the Company’s officers and employees (and not the Underwriter) and any other expenses of the Company including 50% of the cost of chartering of airplanes on which employees of the Company and the Selling Stockholder and the Underwriter are passengers, fees and expenses incident to listing the Underlying Shares on the New York Stock Exchange, American Stock Exchange, NASDAQ Market and other national and foreign exchanges, fees and expenses in connection with the registration of the Underlying Shares under the Exchange Act, any transfer taxes on the sale by the Selling Stockholder of the Underlying Shares to the Underwriter and expenses incurred in distributing any preliminary prospectus of the Company and the Company Final Prospectus (including any amendments and supplements thereto) to the Underwriter and for expenses incurred for preparing, printing and distributing any Company Free Writing Prospectuses to investors or prospective investors. The provisions of this Section shall not supercede or otherwise affect any agreement that the Company and the Selling Stockholder may otherwise have for the allocation of such expenses among themselves.
(i) Absence of Manipulation. The Company and the Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Underlying Shares or the Exchangeable Notes.
(j) Restriction on Sale of Securities by Company. For the period commencing on, and continuing for 90 days after, the date hereof or until such earlier date that the Underwriter consents to in writing (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Shares or any securities convertible into or exchangeable or exercisable for any of its Shares (including the Exchangeable Notes) (collectively, “Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities other than a Form S-8 with respect to securities described in clauses (A) and (B) below, or publicly disclose the intention to take any such action, without the prior written consent of the Underwriter, except for (A) the issuance of Lock-Up Securities pursuant to the exercise of any stock options or vesting of restricted stock units outstanding on the date hereof, (B) the issuance of any stock option or other equity security to any employee, director or officer under any employee benefit plan existing on the date hereof and as described in the Company General Disclosure Package and the Company Final Prospectus or (C) the issuance of Lock-Up Securities in connection with the Company’s or any of its subsidiaries’ acquisition of, or merger or consolidation with, any other corporation or business entity; provided that in the case of clause (C), that such issuance shall not be greater than 10% of the Shares outstanding on the date of such issuance and the recipients of such Lock-Up Securities agree to be bound by a lockup letter in the form executed by directors, officers and the Selling Stockholder pursuant to Section 9(n) hereof.
(k) Listing. The Company will use all reasonable efforts to maintain the listing of the Underlying Shares on The NASDAQ Global Select Market or another national securities exchange for as long as any Exchangeable Notes are outstanding.
7. Certain Agreements of the Underwriter. The Underwriter represents and agrees that it will not execute any transaction with respect to the Exchangeable Notes in a discretionary account without prior written approval of the transaction by the customer.
8. Free Writing Prospectuses. The Company and Selling Stockholder represent and agree that, unless they obtain the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company and UBS AG, it has not made and will not make any offer relating to the Underlying Shares or the Exchangeable Notes that would constitute a Company Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Company Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Company Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Company Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
9. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Exchangeable Notes on the First Closing Date and the Option Exchangeable Notes to be purchased on each Option Closing Date, and to purchase the Underlying Shares on the First Closing Date will be subject to the accuracy of the representations and warranties on the part of UBS AG, the Company and the Selling Stockholder herein as of (i) the Applicable Time and (ii) the Closing Date (as though made on the Closing Date), to the accuracy of the statements of officers of UBS AG, the Company and the Selling Stockholder made in any certificates delivered pursuant to the provisions hereof, to the performance by UBS AG, the Company and the Selling Stockholder of their respective obligations hereunder and to the additional conditions precedent:

(a) Accountants’ Comfort Letter. The Underwriter shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Annex A hereto (except that, in any letter dated a Closing Date, the specified date referred to in Annex A hereto shall be a date no more than three days prior to such Closing Date).
(b) Filing of UBS AG Final Prospectus. The UBS AG Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the UBS AG Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the UBS AG or the Underwriter, shall be contemplated by the Commission.
(c) Filing of Company Prospectus. The Company Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 6(a) hereof. No stop order suspending the effectiveness of the Company Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.
(d) No UBS AG Ratings Downgrade. Subsequent to the execution and delivery of this Agreement, there shall not have occurred a downgrading in the rating assigned to the securities of UBS AG by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and no such organization shall have publicly announced that it has under surveillance or review, that does not indicate an improvement, its rating of any securities of UBS AG.
(e) No Company Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to market the Exchangeable Notes or the Underlying Shares; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Underwriter, impractical to market or to enforce contracts for the sale of the Exchangeable Notes or the Underlying Shares, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on The NASDAQ Global Select Market, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable market the Exchangeable Notes or the Underlying Shares or to enforce contracts for the sale of the Exchangeable Notes or the Underlying Shares.
(f) Opinion of Counsel for the Company. The Underwriter shall have received an opinion, dated such Closing Date, of Kirkland & Ellis LLP, counsel for the Company in form and substance reasonably satisfactory to the Underwriter.
(g) Opinion of General Counsel of the Company. The Underwriter shall have received an opinion, dated such Closing Date, of Hoil Kim, General Counsel of the Company, in form and substance reasonably satisfactory to the Underwriter.
(h) Opinion of Counsel for Selling Stockholder. The Underwriter shall have received an opinion, dated such Closing Date, of Kirkland & Ellis LLP, counsel for the Selling Stockholder, in form and substance reasonably satisfactory to the Underwriter.
(i) Opinion of Disclosure Counsel for the Underwriter. The Underwriter shall have received from Davis Polk & Wardwell LLP as special disclosure counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriter may require, and the Selling Stockholder and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(j) Opinion of Tax Counsel for the Underwriter. The Underwriter shall have received from Cleary Gottlieb Steen & Hamilton LLP, as special tax counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriter may require, and UBS AG shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(k) Opinion of Product Counsel for the Underwriter. The Underwriter shall have received from Cleary Gottlieb Steen & Hamilton LLP, as special product counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriter may require, and UBS AG shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(l) UBS AG Officer’s Certificate. The Underwriter shall have received a certificate, dated such Closing Date, of such officers of UBS AG as shall be satisfactory to the Underwriter as to the accuracy of the representation and warranties of UBS AG herein at and as of such Closing Date, as to the performance by UBS AG of all of its obligations under this Agreement to be performed as of such Closing Date, and as to the matter set forth in subsections (b) and (d) of this Section 9.

(m) Company Officer’s Certificate. The Underwriter shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that in their capacities as officers of the Company: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Company Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.
(n) Lock-Up Agreements. On or prior to the date hereof, the Underwriter shall have received lockup letters from all of the executive officers and directors of the Company and the Selling Stockholder.
(o) Tax Forms. To avoid any backup withholding tax the Selling Stockholder will deliver to the Underwriter a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).
The Selling Stockholder or the Company, as the case may be, will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably request. The Underwriter may in its sole discretion waive compliance with any conditions to its obligations hereunder, whether in respect of an Option Closing Date or otherwise.
10. Indemnification and Contribution.
(a) Indemnification by UBS AG. UBS AG will indemnify and hold harmless the Company, the Selling Stockholder, the Underwriter, and each of their respective partners, members, directors, officers, employees, agents, affiliates and each person, if any who controls the Company, the Selling Stockholder, and the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Notes Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Notes Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the UBS AG Registration Statement at any time, or in the UBS AG Preliminary Prospectus, the UBS AG Final Prospectus or any UBS AG Free Writing Prospectus (each such document, a “UBS AG Registration Document”), or arise out of or are based upon the omission or alleged omission of a material fact required to be stated

therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any part of in any part of the Company Registration Statement at any time, any Company Statutory Prospectus as of any time, the Company Final Prospectus or any Company Free Writing Prospectus (the “Company Registration Documents”), or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, with respect to this clause (ii) only, only to the extent such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon and in conformity with written information furnished by the UBS AG to the Company specifically for use therein (the only such information being listed in Section 10(h)(i)), and will reimburse each Notes Indemnified Party for any legal or other expenses reasonably incurred by such Notes Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Notes Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that UBS AG will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission made in any UBS AG Registration Document in reliance upon and in conformity with written information furnished to UBS AG by the Company, the Selling Stockholder or the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished consists of the information set forth in Section 10(h)(ii) (with respect to the Company), Section 10(h)(iii) (with respect to the Selling Stockholder) and 10(h)(vi) (with respect to the Underwriter).
(b) Indemnification by the Company. The Company will indemnify and hold harmless the Underwriter, UBS AG and their respective partners, members, directors, officers, employees, agents, affiliates and each person, if any who controls the Underwriter or UBS AG within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Shares Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Shares Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the Company Registration Documents, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any part of any UBS AG Registration Document, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, with respect to this clause (ii) only, only to the extent such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon and in conformity with written information furnished by the Company to UBS AG specifically for use therein (the only such information being listed in Section 10(h)(ii)) and will reimburse each Shares Indemnified Party for any legal or other expenses reasonably incurred by such Shares Indemnified

Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Shares Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by UBS AG or the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished consists of the information set forth in Section 10(h)(i) (with respect to UBS AG) and 10(h)(v) (with respect to the Underwriter).
(c) Indemnification of the Underwriter by the Selling Stockholder. The Selling Stockholder will indemnify and hold harmless each Shares Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Shares Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of any Company Registration Document, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any part of any UBS AG Registration Document, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, with respect to this clause (ii) only, only to the extent such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon and in conformity with written information furnished by the Selling Stockholder to UBS AG specifically for use therein (the only such information being listed in Section 10(h)(iii)), and will reimburse each Shares Indemnified Party for any legal or other expenses reasonably incurred by such Shares Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Shares Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the Selling Stockholder shall be liable only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in the Company Registration Documents in reliance upon and in conformity with information relating to the Selling Stockholder furnished to the Company by or on behalf of the Selling Stockholder expressly for use therein (the only such information being listed in Section 10(h)(iv)); and provided, further, that the liability under this subsection of the Selling Stockholder shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts, but before expenses, to the Selling Stockholder from the sale of Underlying Shares sold by the Selling Stockholder hereunder.

(d) Indemnification of Company and Selling Stockholder. The Underwriter will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Company Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the Selling Stockholder (each, a “Company Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Company Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Company Registration Documents or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein (the only such information being listed in Section 10(h)(v)), and will reimburse any legal or other expenses reasonably incurred by such Company Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Company Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred.
(e) Indemnification of UBS AG by the Underwriter. The Underwriter will indemnify and hold harmless UBS AG, each of its directors and each of its officers who signs a UBS AG Registration Statement and each person, if any, who controls UBS AG within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “UBS AG Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such UBS AG Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the UBS AG Registration Documents or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to UBS AG by the Underwriter specifically for use therein (the only such information being listed in Section 10(h)(vi)), and will reimburse any legal or other expenses reasonably incurred by such UBS AG Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such UBS AG Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred.

(f) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b), (c), (d) or (e) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b), (c), (d) or (e) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b), (c), (d) or (e) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
(g) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b), (c), (d) or (e) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b), (c), (d) or (e) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholder and/or UBS AG on the one hand and the Underwriter on the other from the offering of the Exchangeable Notes and the Underlying Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholder and/or UBS AG on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholder and/or UBS AG on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, the Selling Stockholder and/or UBS AG bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder, UBS AG or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (g). Notwithstanding the provisions of this subsection (g), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Exchangeable Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Selling Stockholder shall not be required to contribute any amount in excess of the aggregate net proceeds after underwriting commissions and discounts, but before expenses, to the Selling Stockholder from the sale of Underlying Shares sold by the Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company, the Selling Stockholder, UBS AG and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.
(h) Information Furnished by Parties.
(i) It is understood and agreed that the only information furnished by UBS AG to the Company for inclusion in the Company Registration Documents is the following:
The first sentence of the second paragraph of the cover page, the first, second and third sentences of the first paragraph under the caption “The Exchangeable Notes Offering” in the Prospectus Supplement Summary of the Company Preliminary Prospectus and the Company Final Prospectus and the first sentence of the third paragraph of the issuer free writing prospectus attached as Exhibit B relating to the terms of the Exchangeable Notes.
The last sentence of the second paragraph of the cover page, the first and second sentences of the fifth paragraph under the caption “The Exchangeable Notes Offering”, the first and second sentences of the first risk factor under the caption “Risk Factors—Risks Related to this Offering” in the Risk Factors section and first and second sentences of the fourth paragraph under the caption “Underwriting” in the Company Preliminary Prospectus relating to hedging.

The last sentence of the second paragraph of the cover page, the first and second sentences of the third paragraph under the caption “The Exchangeable Notes Offering”, the first and second sentences of the first risk factor under the caption “Risk Factors—Risks Related to this Offering” in the Risk Factors section and first and second sentences of the fourth paragraph under the caption “Underwriting” in the Company Final Prospectus relating to hedging.
The first and third paragraphs under “Underwriting” in the Company Preliminary Prospectus and the Company Final Prospectus relating to the sale of the Exchangeable Notes.
Such other matters included in a certain letter to the Company from the Underwriter dated the date hereof.
(ii) It is understood and agreed that the only information furnished by the Company to UBS AG for inclusion in the UBS AG Registration Documents is the following:
The first sentence under the caption “GT Solar International, Inc.” in the Prospectus Supplement Summary of the UBS AG Preliminary Prospectus and the UBS AG Final Prospectus relating to the Company’s business.
(iii) It is understood and agreed that the only information furnished by the Selling Stockholder to UBS AG for inclusion in the UBS AG Registration Documents is the following:
The second sentence under the caption “GT Solar International, Inc.” in the Prospectus Supplement Summary of the UBS AG Preliminary Prospectus and the UBS AG Final Prospectus relating to the Selling Stockholder’s stockholdings.
(iv) It is understood and agreed that the only information furnished by the Selling Stockholder to the Company for inclusion in the Company Registration Documents is the following:
The name of the Selling Stockholder and the number of shares beneficially owned by the Selling Stockholder as set forth in the table under the caption “Selling Stockholder—Beneficial Ownership” and footnote (2) to the table under the caption “Selling Stockholder—Beneficial Ownership” in the Company Preliminary Prospectus and the Company Final Prospectus.
The second sentence of the fourth paragraph of the issuer free writing prospectus attached as Exhibit B.

(v) It is understood and agreed that the only information furnished by the Underwriter to the Company for inclusion in the Company Registration Documents is as follows:
The information related to stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids contained in the first and second paragraphs under the caption “Underwriting—Stabilization” in the Company Preliminary Prospectus.
The information related to stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids contained in the first, second and third paragraphs under the caption “Underwriting—Stabilization” in the Company Final Prospectus.
The sixth paragraph of the issuer free writing prospectus attached as Exhibit B.
(vi) It is understood and agreed that the only information furnished by the Underwriter to UBS AG for inclusion in the UBS AG Registration Documents is as follows:
The information related to electronic distributions contained in the paragraph under the caption “Underwriting—Market-Making and Hedging” in the UBS AG Preliminary Prospectus and the UBS AG Final Prospectus.
11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of UBS AG, the Selling Stockholder, of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, UBS AG, the Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Underlying Shares. If the purchase of the Exchangeable Notes or the Underlying Shares by the Underwriter is not consummated for any reason other than solely for UBS AG’s failure to satisfy the conditions set forth in 9(b), (d), (j) or (l), the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Underlying Shares, and the obligations of the Company and the Underwriter pursuant to Section 10 hereof shall remain in effect. In addition, if any Underlying Shares have been purchased hereunder, the representations and warranties in Sections 1 and 2 and all obligations under Sections 5 and 6 shall also remain in effect.
12. Notices. All communications hereunder will be in writing and, if sent to the Underwriter will be mailed, delivered or telegraphed and confirmed to UBS Securities LLC, 229 Park Avenue, New York, NY 10171-0021, Attention: Syndicate Department, or, if sent to the

UBS AG, will be sent to it by facsimile at UBS AG, Attention: General Counsel, Facsimile No. (212) 821-5804, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at GT Solar International, Inc., 243 Daniel Webster Highway, Merrimack, NH 03054, Attention: Hoil Kim, General Counsel, or, if sent to the Selling Stockholder, will be mailed, delivered or telegraphed and confirmed to c/o GT Solar International, Inc., 243 Daniel Webster Highway, Merrimack, NH 03054.
13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 10 and no other person will have any right or obligation hereunder.
14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
15. Absence of Fiduciary Relationship. The Company and the Selling Stockholder acknowledge and agree that:
(a) No Other Relationship. The Underwriter is acting solely as the Underwriter of the Underlying Shares and as an underwriter in connection with the offering of the Exchangeable Notes and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholder, on the one hand, and the Underwriter and UBS AG, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Company Final Prospectus, irrespective of whether the Underwriter or UBS AG has advised or is advising the Company or the Selling Stockholder on other matters;
(b) Arms’ Length Negotiations. The price of the Underlying Shares set forth in this Agreement was established by Company and the Selling Stockholder following discussions and arms-length negotiations with the Underwriter and UBS AG and the Company and the Selling Stockholder are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
(c) Absence of Obligation to Disclose. The Company and the Selling Stockholder have been advised that UBS AG, the Underwriter and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholder and that neither UBS AG nor the Underwriter has any obligation to disclose such interests and transactions to the Company or the Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; and
(d) Waiver. The Company and the Selling Stockholder waive, to the fullest extent permitted by law, any claims they may have against UBS AG and the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that UBS AG and the Underwriter shall have no liability (whether direct or indirect) to the Company or the Selling Stockholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
UBS AG, the Company and the Selling Stockholder hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. UBS AG, the Company and the Selling Stockholder irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Underwriter, UBS AG (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Selling Stockholder (on its behalf and, to the extent permitted by applicable law, on behalf of its members and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. UBS AG, the Company and the Selling Stockholder each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon UBS AG, the Company and the Selling Stockholder and may be enforced in any other courts to the jurisdiction of which the Company or the Selling Stockholder is or may be subject, by suit upon such judgment.

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to each of the Company and UBS AG one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholder, the Company, UBS AG and the Underwriter in accordance with its terms.

Very truly yours,

GT SOLAR HOLDINGS, LLC

By:	OCM/GFI Power Opportunities Fund II L.P.
Its:	Managing Member

By:	OCM Power Opportunities Fund II GP, L.P.
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	General Partner

By:	/s/ Brad Forth

	Name:	Brad Forth
	Title:	Managing Director

By:	/s/ R. Chad Van Sweden

	Name:	R. Chad Van Sweden
	Title:	Vice President

By:	OCM/GFI Power Opportunities Fund II (Cayman), L.P.
Its:	Managing Member

By:	OCM Power Opportunities Fund II GP (Cayman) Ltd.
Its:	General Partner

By:	OCM Power Opportunities Fund II GP L.P.
Its:	Director

By:	Oaktree Fund GP I, L.P.
Its:	General Partner

By:	/s/ Brad Forth

	Name:	Brad Forth
	Title:	Managing Director

By:	/s/ R. Chad Van Sweden

	Name:	R. Chad Van Sweden
	Title:	Vice President
Signature Page for the Mandatorily
Exchangeable Notes Underwriting Agreement

GT Solar International, Inc.
By:	/s/ Thomas Gutierrez
	Name:	Thomas Gutierrez
	Title:	President and Chief Executive Officer
Signature Page for the Mandatorily
Exchangeable Notes Underwriting Agreement

UBS AG
By:	/s/ Gordon S. Kiesling
	Name:	Gordon S. Kiesling
	Title:	Executive Director and Counsel Region Americas Legal

By:	/s/ David Kelly
	Name:	David Kelly
	Title:	Managing Director and Counsel Region Americas Legal
Signature Page for the Mandatorily
Exchangeable Notes Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

UBS SECURITIES LLC
By:	/s/ Shiv Vasisht
	Name:	Shiv Vasisht
	Title:	Managing Director

By:
Name:
Title:
Signature Page for the Mandatorily
Exchangeable Notes Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

UBS SECURITIES LLC
By:	/s/ William Ortner
	Name:	William Ortner
	Title:	Managing Director

By:
Name:
Title:
Signature Page for the Mandatorily
Exchangeable Notes Underwriting Agreement

Schedule A
UBS AG Issuer Free Writing Prospectuses
1. Final term sheet included as Exhibit 1 to this schedule.

Schedule A to Underwriting Agreement
Final Term Sheet Relating to
Mandatorily Exchangeable Notes Due September 15, 2013
(exchangeable for a maximum of 15,250,000 shares of common stock of GT Solar International, Inc.)
This term sheet relates to the Exchangeable Notes referenced above, and should be read together with the preliminary prospectus supplement dated September 7, 2010 (including the documents incorporated by reference therein) relating to the offering of the Exchangeable Notes before making a decision in connection with an investment in the Exchangeable Notes. The information in this term sheet supersedes the information in the preliminary prospectus supplement to the extent that it is inconsistent therewith. Terms used but not defined herein have the meanings ascribed to them in the preliminary prospectus supplement.
General

Issuer:	UBS AG.

Underlying Stock:	Common stock of GT Solar International, Inc. (“GT Solar”)

Ticker/Exchange for Underlying Stock:	SOLR/The NASDAQ Global Select Market.

Price to the Public for the Underlying Stock issued in the Concurrent Offering:	$7.39 per share.

Trade Date:	September 10, 2010.

Issue Date:	September 15, 2010.

Sole Book-Running Manager and Underwriter:	UBS Securities LLC.

Exchangeable Notes Offering

Title of Securities:	Mandatorily Exchangeable Notes Due September 15, 2013 (the “Exchangeable Notes”).

Aggregate Principal Amount Offered:	$112,697,500 aggregate principal amount of Exchangeable Notes (exchangeable for a maximum of 15,250,000 shares of Underlying Stock), excluding the Underwriter’s option to purchase up to $16,627,500 of additional aggregate principal amount of Exchangeable Notes (exchangeable for a maximum of 2,250,000 shares of Underlying Stock).

Denomination:	$25.00 and integral multiples thereof.

Price to Public:	100% of the principal amount of the Exchangeable Notes, plus accrued interest, if any, from the issue date.

Underwriting Discount:	3.0% of the principal amount of the Exchangeable Notes (payable as a portion of the discount at which an affiliate of UBS AG purchased shares of Underlying Stock from the Selling Shareholder).

Net Proceeds:	The Issuer expects to receive approximately $112.7 million before expenses (or approximately $129.3 million if the Underwriter exercises in full its option to purchase additional Exchangeable Notes).

Maturity Date:	The notes will mature on September 15, 2013, subject to earlier exchanges or a holder requiring the Issuer to repurchase its Exchangeable Notes. The Maturity Date may be extended under certain circumstances described in the preliminary prospectus supplement.

Ranking:	The Exchangeable Notes are solely the unsecured obligations of the Issuer and will rank equally with all of its other unsecured and unsubordinated debt, and are subject to the creditworthiness of the Issuer. The Exchangeable Notes are not principal protected.

Interest:	The Issuer will pay interest on Exchangeable Notes at a rate of 6.75% per annum.

Interest Payment Dates:	Interest will be payable quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing December 15, 2010.

Dividend-Linked Payments:	Subject to the exceptions described in the preliminary prospectus supplement, if GT Solar actually pays cash dividends on shares of the Underlying Stock, UBS AG will pay holders of record of the Exchangeable Notes, for each $25.00 aggregate principal amount of such Exchangeable Notes, an amount (the “Dividend-Linked Payment”) equal to the product of (i) the amount of such dividend per share of Underlying Stock, multiplied by (ii) the number of shares of Underlying Stock represented by such Exchangeable Notes at the Maximum Exchange Ratio, multiplied by (iii) the percentage of a share of Underlying Stock appropriate to delta hedge a share of Underlying Stock underlying an Exchangeable Note as of the ex-dividend date for such cash dividend.

Dividend-Linked Payment Dates:	Dividend-Linked Payments shall be paid to the holders of record of the Exchangeable Notes at the opening of business on the ex-dividend date for such cash dividend (the “Linked Payment Record Date”) no later than three business days after the date on which such dividends are actually paid to holders of shares of Underlying Stock (subject to the exception for dividend payments during the Settlement Averaging Period as described below).

Day Count Convention:	30/360.

Initial Price:	$7.39 per share of Underlying Stock (subject to adjustment as described in the preliminary prospectus supplement).

Threshold Appreciation Price:	$8.868 per share of Underlying Stock (subject to adjustment as described in the preliminary prospectus supplement).

Minimum Exchange Ratio:	2.8191 per $25.00 principal amount of Exchangeable Notes (subject to adjustment as described in the preliminary prospectus supplement).

Maximum Exchange Ratio:	3.3829 per $25.00 principal amount of Exchangeable Notes (subject to adjustment as described in the preliminary prospectus supplement).

Exchange:	On the Maturity Date, the Issuer will exchange each $25.00 principal amount of Exchangeable Notes for shares of Underlying Stock, cash, or a combination of cash and shares of Underlying Stock in an amount equal to the sum of the Daily Settlement Amounts for each of the 20 trading days in the 20 consecutive trading-day period commencing on the 23rd scheduled trading day immediately preceding the initial Maturity Date (subject to adjustment in the case of market disruption events), determined in the manner described in the preliminary prospectus supplement.

Early Acceleration and Exchange	The Exchangeable Notes will be automatically accelerated and exchanged following certain Fundamental Reorganization Events or upon an event of default.

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Adjustment to Shares Delivered Upon Exchange upon a Fundamental Reorganization Event:	The following table sets forth the numbers of additional shares of Underlying Stock to be delivered per $25.00 principal amount of Exchangeable Notes upon exchange upon a Fundamental Reorganization Event based upon hypothetical stock prices and effective dates.

Stock Price
Effective
Date	$2.00	$4.00	$6.00	$7.39	$8.00	$9.00	$10.00	$12.00	$15.00	$20.00	$25.00	$30.00	$35.00	$40.00	$50.00

Sept. 15, 2010	2.2263	0.7570	0.2050	0.0000	0.1931	0.4151	0.3516	0.2643	0.1882	0.1230	0.0873	0.0634	0.0456	0.0317	0.0111

Sept. 15, 2011	1.5276	0.4964	0.0452	0.0000	0.0707	0.3055	0.2533	0.1851	0.1307	0.0878	0.0640	0.0473	0.0345	0.0243	0.0092

Sept. 15, 2012	0.7915	0.2733	0.0000	0.0000	0.0000	0.2083	0.1612	0.1071	0.0732	0.0505	0.0368	0.0268	0.0192	0.0134	0.0051

Sept. 15, 2013	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact stock prices and effective date applicable to a fundamental reorganization event may not be set forth in the table above, in which case if the stock price is:
•	between two stock price amounts on the table or the effective date is between two dates on the table, the amount of make-whole shares will be determined by a straight-line interpolation between the number of make-whole share amounts set forth for the higher and lower stock prices and the two dates, as applicable, based on a 365-day year;
•	in excess of $50.00 per share (subject to adjustment as described in the preliminary prospectus supplement), then the make-whole share amount will be zero; and
•	less than $2.00 per share (subject to adjustment as described in the preliminary prospectus supplement) (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight-line interpolation, as described above, if the effective date is between two dates on the table.

Repurchase at Option of Holders	The holder of any Exchangeable Note, at its option, may require the Issuer to repurchase the Exchangeable Notes for cash at a price based on the average VWAP price of the Underlying Stock determined over an averaging period multiplied by the Minimum Exchange Ratio.

Concurrent Offering	Concurrently with this offering, the Selling Stockholder is offering 11,000,000 shares of Underlying Stock (plus up to an additional 1,650,000 shares of Underlying Stock pursuant to an over-allotment option) in an underwritten public offering in which UBS Securities LLC is acting as an Underwriter at an initial price to the public of $7.39 per share.

CUSIP Number:	90265K 205.

ISIN Number:	US90265K 2050.
Other Information
1.	The following information supplements and updates information contained in the preliminary prospectus supplement for the Exchangeable Notes and, where applicable, information contained in the preliminary prospectus supplement of GT Solar relating to the Underlying Stock that we attached for your convenience to the preliminary prospectus supplement for the Exchangeable Notes.
The number of shares to be sold by the Selling Stockholder in the Concurrent Offering will be 11,000,000 shares of GT Solar common stock, and the underwriters in that offering will have an option to purchase from the Selling Stockholder a maximum of 1,650,000 shares of GT Solar common stock to cover over-allotments. The initial price to the public of the shares of GT Solar common stock to be sold in the Concurrent Offering will be $7.39 per share.

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In connection with the issuance by the Issuer of its Exchangeable Notes, the Selling Stockholder will enter into an agreement to sell 14,000,000 shares of Underlying Stock to UBS Securities LLC, all of which will be deliverable on the Issue Date. The Selling Stockholder will not enter into a forward purchase contract with UBS AG, London Branch.
UBS Securities LLC bought 72,217 shares of Underlying Stock on behalf of the underwriters of the Concurrent Offering at an average purchase price of $7.39 per share on September 9, 2010 in pre-stabilization activities.
2.	The information set forth in the preliminary prospectus supplement under the subheading “Risk Factors — The Amount of Cash Distributions Payable to Non-U.S. Holders of the Exchangeable Notes Will Be Reduced by Withholding Taxes” shall be replaced and revised as set forth below.
The Amount of Cash Distributions Payable to Non-U.S. Holders of the Exchangeable Notes May Be Reduced by Withholding Taxes
If you are a non-U.S. holder of the Exchangeable Notes, UBS AG will not withhold U.S. income tax at a rate of 30% on interest on the Exchangeable Notes only so long as you comply with applicable certification requirements for payments of U.S. source interest (generally, an IRS Form W-8BEN or similar form), even though UBS AG is not organized under the laws of the United States. Moreover, UBS AG will withhold U.S. income tax at a rate of 30% on any Dividend-Linked Payments made with respect to the Exchangeable Notes.
You should refer to the section “Certain United States Federal Income Tax Considerations” in this prospectus supplement for more information.
3.	The information set forth in the preliminary prospectus supplement under the subheading “Description of the Exchangeable Notes — Interest Payments” shall be replaced and revised as set forth below (and the descriptions of the payment of interest on the cover and under the subheading “Prospectus Supplement Summary — The Offering” should be similarly understood to be modified to reflect the revised description set forth below):
Interest Payments and Dividend-Linked Payments
Interest Payments
The Exchangeable Notes will bear interest at a rate of _____% annually (or approximately $_____ annually per $25.00 principal amount of Exchangeable Notes).
UBS AG will pay interest on the Exchangeable Notes on every March 15, June 15, September 15 and December 15, commencing December 15, 2010, including on the Maturity Date, except that if the Maturity Date is extended beyond the initial Maturity Date (as described under “Description of the Exchangeable Notes — Mandatory Exchange and Delivery of Underlying Stock or Cash at Maturity”), UBS AG will pay the interest otherwise due on the initial Maturity Date on the Maturity Date as so extended. Each payment of interest due on an interest payment date or on the Maturity Date, as the case may be, will include interest accrued from the last date to which interest has been paid or made available for payment, or from September 15, 2010 (the “issue date”), if none has previously been paid or made available for payment, to the relevant interest payment date. UBS AG will compute interest on the Exchangeable Notes on the basis of a 360-day year of twelve 30-day months. If the Maturity Date is extended beyond the initial Maturity Date, interest will cease to accrue on the initial Maturity Date.
UBS AG will pay the interest to the investor in whose name the Exchangeable Notes are registered at the close of business on the regular record date relating to the interest payment date, provided that the interest payable on the Maturity Date will be payable to the person to whom delivery of the maturity payment is due. Exchangeable Notes surrendered for exchange by a holder after the close of business on any regular record date but prior to the next interest payment date must be accompanied by payment of an amount equal to the interest that will be payable on such Exchangeable Notes on such interest payment date. The regular record date relating to an interest payment date will be the March 1, June 1, September 1 and December 1 immediately preceding the relevant interest payment date.

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For the purpose of determining the investor at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on the immediately preceding business day.
Dividend-Linked Payments
If GT Solar actually pays cash dividends on the Underlying Stock, UBS AG will pay holders of record of the Exchangeable Notes, for each $25.00 aggregate principal amount of such Exchangeable Notes, an amount (the “Dividend-Linked Payment”) equal to the product of (i) the amount of such dividend per share of Underlying Stock, multiplied by (ii) the number of shares of Underlying Stock represented by such Exchangeable Notes at the Maximum Exchange Ratio, multiplied by (iii) the percentage of a share of Underlying Stock appropriate to delta hedge a share of Underlying Stock underlying an Exchangeable Note, as determined by the Calculation Agent in its reasonable discretion using the Black-Scholes pricing formula (the “Hedge Percentage”), determined as of the ex-dividend date for the applicable dividend. Dividend-Linked Payments shall be paid to the holders in whose name the Exchangeable Notes are registered at the opening of business on such ex-dividend date (the “Linked Payment Record Date”) no later than three business days after the date on which such dividends are actually paid to holders of shares of Underlying Stock (subject to the exception for dividend payments during the Settlement Averaging Period as described below). Dividend-Linked Payments, adjusted as described below if a Linked Payment Record Date falls during the Settlement Averaging Period (as defined below), will be made through the Maturity Date.
Cash dividends paid by GT Solar in respect of a record date for the Underlying Stock that was before the Exchangeable Notes were first issued will not be taken into account in calculating any Dividend-Linked Payments due on the Exchangeable Notes. If the record date for the payment of a cash dividend on the Underlying Stock is after the issue date of the Exchangeable Notes and the record date for payment of the dividend is before the Maturity Date, UBS AG will take that dividend into account in calculating Dividend-Linked Payments due on the Exchangeable Notes, even if GT Solar does not pay that cash dividend prior to the Maturity Date.
If the ex-dividend date for a dividend payment on the Underlying Stock occurs during the Settlement Averaging Period, then the Dividend-Linked Payment that UBS AG will pay investors in relation to such dividend (which shall be in addition to the amount of any Dividend-Linked Payment payable in respect of any other dividend actually paid) with respect to each $25.00 principal amount of Exchangeable Notes will equal the sum of:
(a)	the product of (i) the sum of (A) for all trading days in the Settlement Averaging Period prior to the related ex-dividend date for which UBS AG has delivered Underlying Stock, the Daily Settlement Amount for such trading day, plus (B) for all trading days in the Settlement Averaging Period prior to the related ex-dividend date for which UBS AG has exercised the option to pay cash instead of delivering Underlying Stock, zero, and (ii) the total amount of such dividend per share of Underlying Stock, plus
(b)	the product of (i) 0.05 times the number of trading days remaining in the Settlement Averaging Period beginning on and including the ex-dividend date; and (ii) the amount of Dividend-Linked Payments that UBS AG would otherwise be required to pay investors under second bullet above in respect of such dividend, with the Hedge Percentage adjusted as the Calculation Agent determines appropriate to account for the number of days for which a Daily Settlement Amount has not yet been determined.
General
If an interest payment date, a date on which a Dividend-Linked Payment is to be made or the Maturity Date falls on a day that is not a business day (as defined below), the payment to be made on that date will be made on the next succeeding business day with the same force and effect as if made on that interest payment date, date on which a Dividend-Linked Payment is to be made or the Maturity Date, as the case may be, and no further interest will accrue on such amount to be as a result of such delayed payment.
5.	Certain information set forth in the preliminary prospectus supplement under the heading “Certain United States Federal Income Tax Considerations” shall be replaced and revised as set forth below (and the

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description of the tax treatment of the Exchangeable Notes under the subheading “Prospectus Supplement Summary — The Offering” should be similarly understood to be modified to reflect the revised description set forth below):
(A)	The third paragraph under the heading “Certain United States Federal Income Tax Considerations” shall be replaced with the following text:
This summary is based on the U.S. federal income tax laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly on a retroactive basis. This summary applies only to investors that will hold the Exchangeable Notes as capital assets, and that purchase their Exchangeable Notes in their initial offering. This summary does not address tax considerations applicable to investors that may be subject to special tax rules, such as dealers in securities or foreign currencies, traders in securities or commodities electing to mark to market, financial institutions, insurance companies, tax-exempt organizations, partnerships or partners therein, persons that actually or constructively own 10 percent or more of the total combined voting power of all classes of UBS AG entitled to vote, persons that will hold the Exchangeable Notes as a position in a “straddle” for tax purposes or as a part of a “synthetic security,” “conversion transaction,” “hedge,” or other integrated investment comprised of a Exchangeable Notes and one or more other investments, or persons that have a functional currency other than the U.S. dollar. In addition, this summary does not address tax considerations applicable to persons that engage in transactions relating to the Underlying Stock other than the purchase of the Exchangeable Notes.
(B)	The two paragraphs under the subheading “Certain United States Federal Income Tax Considerations—US Holders” (including such subheading) shall be replaced with the following text:
Treatment of the Exchangeable Notes
Pursuant to the terms of the indenture, UBS AG and you will be obligated (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the Exchangeable Notes for all tax purposes as a forward purchase contract to purchase Underlying Stock at the time that we deliver Underlying Stock to you (or to the trustee for your benefit) (the “delivery date”), and a cash deposit. Pursuant to this characterization:
•	at the time of issuance of the Exchangeable Notes you will be deemed to have deposited irrevocably with us a fixed amount of cash equal to the purchase price of the Exchangeable Notes to assure the fulfillment of your purchase obligation described below, which deposit will unconditionally and irrevocably be applied on the delivery date to satisfy such obligation;
•	we will be obligated to pay a return on such deposit at a rate equal to the fixed rate of interest on the Exchangeable Notes as compensation to you for our use of such cash deposit during the term of the Exchangeable Notes (the “Coupon”);
•	if cash dividends are paid on the Underlying Stock, we will be obligated to pay to you additional amounts determined by reference to such dividends under the forward contract (the “Dividend-Linked Payments”); and
•	on the delivery date such cash deposit unconditionally and irrevocably will be applied by us in full satisfaction of your obligation under the forward purchase contract, and we will deliver to you (or to the trustee on your behalf) the number of shares of Underlying Stock that you are entitled to receive at that time pursuant to the terms of the Exchangeable Notes (subject to our right to deliver cash in lieu of Underlying Stock). (You should note that cash proceeds of this offering will not be segregated by us during the term of the Exchangeable Notes, but instead will be commingled with our other assets and applied in a manner consistent with the “Use of Proceeds” discussion on page 10 in the prospectus.)
U.S. Holders
Consistent with the above characterization, amounts paid to us in respect of the original issue of an Exchangeable Note will be treated as allocable in their entirety to the amount of the cash deposit attributable to such Exchangeable Note and the Coupon will be characterized as interest payable on the amount of such deposit, includible annually in your income in accordance with your method of accounting. A Dividend-Linked Payment, if any, will be

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characterized as ordinary income payable on the forward contract, includible annually in your income in accordance with your method of accounting. Although the amount of the Dividend-Linked Payments are determined by reference to dividends on Underlying Stock, they will not be eligible for the lower rate of tax applicable to certain dividends received by individuals or the dividends received deduction.
(C)	The second paragraph under the subheading “Certain United States Federal Income Tax Considerations—Non-US Holders” shall be replaced with the following text:
UBS AG believes that cash distributions made with respect to the Exchangeable Notes will be U.S. source payments and intends to treat them as such; consequently, if you are a non-U.S. Holder, (1) the Coupon should not be subject to U.S. withholding tax, provided that you comply with applicable certification requirements (generally, an IRS Form W-8BEN or similar form), and (2) UBS AG will withhold U.S. income tax at a rate of 30% on payments of the Dividend-Linked Payment, if any. With respect to the Dividend-Linked Payment, it may be possible to reduce this rate of tax with respect to some or all of such distributions under a U.S. income tax treaty or, if the distributions are effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States and the non-U.S. Holder provides an appropriate statement to that effect on a properly executed IRS Form W-8ECI (or suitable substitute or successor form). If you are eligible for a reduced rate of U.S. withholding tax pursuant to a tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

The Issuer has filed a shelf registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering of the securities to which this communication relates. Before you invest, you should read the base prospectus included in the registration statement, the related preliminary prospectus supplement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, the Underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and accompanying base prospectus if you request it by calling toll-free (888) 827-7275.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AFTER THIS MESSAGE ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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Schedule B
Issuer FWP dated September 9, 2010 relating to the Underlying Shares

ISSUER FREE WRITING PROSPECTUS DATED SEPTEMBER 9, 2010
(SUPPLEMENTING PRELIMINARY PROSPECTUS SUPPLEMENT ISSUED SEPTEMBER 7, 2010)
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO. 333-161300
GT Solar International, Inc.
Common Stock
This free writing prospectus relates only to the shares of common stock described below and should be read together with the preliminary prospectus supplement dated September 7, 2010 (the “Underlying Shares Preliminary Prospectus Supplement”), relating to the sale by GT Solar Holdings, LLC, as selling stockholder (the “selling stockholder”) of shares of the Company’s common stock to UBS Securities LLC in connection with UBS AG’s offering of its Mandatorily Exchangeable Notes due 2013 (the “exchangeable notes”), included in the Registration Statement on Form S-3 (File No. 333-161300) relating to these shares. The Registration Statement can be accessed through the following link:
http://www.sec.gov/Archives/edgar/data/1394954/000104746909009504/a2194849zs-3a.htm
The following information supplements and updates the information contained in the Underlying Shares Preliminary Prospectus Supplement.
UBS AG is offering its exchangeable notes, pursuant to which UBS AG will be required to deliver to holders of the exchangeable notes at maturity either a maximum of 15,250,000 shares of the Company’s common stock (or a maximum of 17,500,000 shares if the underwriter’s over-allotment option for the exchangeable notes is exercised in full) or the value of such shares in cash, or a combination of cash and shares, based on a formula linked to the price of the Company’s common stock. The Company will have no obligation under the exchangeable notes to deliver shares of its common stock to UBS Securities LLC, UBS AG, to any holder of the exchangeable notes or to any other person.
In connection with the issuance by UBS AG of its exchangeable notes, the selling stockholder will enter into an agreement to sell 14,000,000 shares of the Company’s common stock to UBS Securities LLC, all of which will be deliverable on the closing date of the exchangeable notes offering. The selling stockholder will not enter into a forward purchase contract with UBS AG, London Branch in connection with the exchangeable notes offering.
The number of shares to be sold by the selling stockholder in the concurrent common stock offering will be 11,000,000 shares, and the underwriters of the concurrent common stock offering will have an option to purchase from the selling stockholder a maximum of 1,650,000 shares to cover over-allotments.
The Company has been informed by UBS Securities LLC that UBS Securities LLC bought 72,217 shares of the Company’s common stock on behalf of the underwriters of the concurrent common stock offering at an average purchase price of $7.39 per share on September 9, 2010 in pre-stabilization activities.
THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) AND A PROSPECTUS SUPPLEMENT WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT, THE PROSPECTUS SUPPLEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV OR BY CLICKING ON THE LINK ABOVE. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND TO YOU THE PROSPECTUS AND PROSPECTUS SUPPLEMENT IF YOU REQUEST IT BY CONTACTING UBS

SECURITIES LLC, 299 PARK AVENUE, NEW YORK, NEW YORK, 10171, ATTN: PROSPECTUS DEPARTMENT (888-827-7275, EXT. 3884).
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW OR ELSEWHERE WITHIN THE EMAIL ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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Annex A
The Underwriter shall have received letters, dated, respectively, the date hereof and the First Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws to the effect that:
(i) in their opinion the audited consolidated financial statements by them and included in the Company Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933 and the related Rules and Regulations;
(ii) they have read the latest unaudited monthly consolidated financial statements of the Company and its consolidated subsidiaries made available by the Company and the minutes of the meetings of the stockholders, Board of Directors and committees of the Board of Directors of the Company; and have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries as to whether the unaudited monthly financial statements are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Company Registration Statement and General Disclosure Package; and on the basis thereof, nothing came to their attention which caused them to believe that:
(A) with respect to the period subsequent to the date of the most recent audited consolidated financial statements included in the Company General Disclosure Package, at a specified date at the end of the most recent month, there was any increase in the long-term debt of the Company and its consolidated subsidiaries, or any decrease in stockholders’ equity or any change in the consolidated capital stock of the Company and its consolidated subsidiaries or any decrease in the net current assets of the Company and its consolidated subsidiaries, as compared with the amounts shown on the latest balance sheet included in the Company Registration Statement; or for the period from the day after the date of the most recent audited consolidated financial statements for such entities included in the Company General Disclosure Package to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenue, or in the total or per share amounts of consolidated net income of the Company and its consolidated subsidiaries, except for such changes, increases or decreases set forth in such letter which the Company Registration Statement discloses have occurred or may occur;
(iii) With respect to any period as to which officials of the Company have advised that no consolidated financial statements as of any date or for any period subsequent to the specified date referred to in (ii)(A) above are available, they have made inquiries of certain officials of the Company who have responsibility for the financial and accounting matters of the Company and its consolidated subsidiaries as to whether, at a specified date not more than three business days prior to the date of such letter, there were any increases in the short-term debt or long-term debt of the Company and its consolidated subsidiaries, or any decrease in stockholders’ equity or any change in the consolidated capital stock of the Company and its consolidated subsidiaries or any decreases in the net current assets of the Company and its consolidated subsidiaries, as compared with the amounts shown on the most recent balance sheet for such entities included in the Company Registration Statement; or for the period from the day after the date of the most recent unaudited monthly consolidated financial statements of the Company and its consolidated subsidiaries made available by the Company to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in revenue or in the total or per share amounts of consolidated net income of the Company and its consolidated subsidiaries and, on the basis of such inquiries and the review of the minutes described in paragraph (ii) above, nothing came to their attention which caused them to believe that there was any such change, increase, or decrease, except for such changes, increases or decreases that the Company Registration Statement discloses have occurred or may occur; and
(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial and statistical information contained in the Company Registration Statements, and the Company General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial and statistical information are derived from the general accounting records of the Company and its subsidiaries or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial and statistical information to be in agreement with such results.
All financial statements and schedules included in material incorporated by reference into the Company Registration Statement or the Company General Disclosure Package shall be deemed included in the Company Registration Statement or the Company General Disclosure Package for purposes of this Annex.